DocuSign Envelope ID: E0A92687-12B3-4928-89A9-86A3F97052E0

ThermoFisher SCIENTIFIC

The world leader in serving science

Lease Agreement

LESSEE

Full Legal Name Chattahoochee Physicians Laboratory Services LLC	Phone Number
Billing Address 1122 Cambridge Square, Alpharetta, GA 30009	Purchase Order Requisition Number
Equipment Location (if not the same as above) 1122 Cambridge Square, Alpharetta, GA 30009 — County	Send Invoice to Attention of:

EQUIPMENT INFORMATION

Life Technologies Corporation (Vendor ID: J8679/206703-0001):

KingFisher (5400630); IQOQ (A29084); QS12K TAC (4471089); IQOQ (4471981); AV (A34087); TRN00302.

S5 (A38194); Chef (4484177); Qubit (A45926); AV (A42904); Veriti (4375786); IQOQ (A29081); Freight.

ZG11SCKF96DW x 3
ZG11SCQSTUDIO12K x 3
ZG03SCVERTI3Y
ZG11SCIONS5 x 3
ZG11SCIONCHEF x 3

Lease Term In Months	End of Lease Option	Payment Frequency
48	$1.00 Buyout	Monthly

NUMBER AND AMOUNT OF LEASE PAYMENTS

Number of Lease Payments	Lease Payment Amount	Applicable Sales Tax	Total
48	$9,506.46	Included	$9,506.46

Amount Due at Lease Signing

First Payment Period	(PLUS)	Security Deposit	(PLUS)	Other	(EQUALS)	Total Payment Due
$75,622.00				$250.00		$75,872.00

TERMS AND CONDITIONS

1. Lease: You ("Lessee") agree to lease from us ("Lessor") the equipment (including software license fees ("Licensed Software"), if any, "Equipment") listed above and on any attached schedule (the "Lease"). You authorize us to adjust Lease Payments by up to 5% if the Equipment cost or taxes differ from the supplier's estimate. Further, we may adjust the Lease Payments set forth herein in an amount proportionate to any increase (from the date we calculated your Lease Payments to the date we countersign the Lease) in the interpolated like-term Interest Rate Swap as published in the ICE Report Center daily update referencing USD Rates 1100 (https://theice.com/marketdata/reports/180. The Lease starts on the day the Equipment is delivered to you ("Commencement Date") and the Lease Payments shall be payable in advance beginning on the Commencement Date or any later date we designate and thereafter until all fully paid. If we designate Lease Payments to begin after the Commencement Date, you will pay an interim Lease Payment for Equipment use for the period from the Commencement Date until the first Lease Payment due date, calculated on the amount of the Lease Payments, the number of days in the period, and a 360 day year. Your Lease obligations are absolute, unconditional, and are not subject to cancellation, reduction, setoff or counterclaim. You agree to pay a fee of up to $ 250.00 to reimburse our expenses for preparing financing statements, other documentation costs and ongoing administration costs during the Lease term. Security deposits are non-interest-bearing and may be applied to cure a Lease default. If you are not in default, we will return your deposit when the Lease ends, without interest, unless otherwise required by law. If a payment is not made when due, you will pay us a late charge of 5% for each payment or $10.00, whichever is greater. We may charge you a fee of $25.00 for any check that is returned. You agree that no one is authorized to waive or change any lease term or provision.

2. Title: Unless you have a $1.00 purchase option, we will have Equipment title, other than for Licensed Software you don't own. If you have a $1.00 purchase option and/or the Lease is deemed to be a security agreement, you grant us a security interest in the Equipment and all proceeds, and authorize us to file financing statements on your behalf.

3. Equipment Use, Maintenance and Warranties: We are leasing the Equipment to you "AS-IS" AND MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. We transfer to you any manufacturer warranties. You must, at your cost, keep the Equipment in good working condition. If Lease Payments include third-party maintenance and/or service costs, you agree that (i) we are not responsible to provide the maintenance or service, (ii) you will make all maintenance and service related claims to the third party, and (iii) any maintenance or service claims will not impact your Lease Payment obligations. The Equipment cannot be moved from the location above without our prior written consent. We may inspect the Equipment during the Lease term.

4. Assignment: You agree not to transfer, sell, sublease, assign, pledge or encumber the Equipment or any rights under this Lease without our prior written consent, and if you do, you will still be fully responsible for all your Lease obligations. You agree that we may sell, assign, or transfer ("Transfer") the Lease to a third party, and the third party will have our Transferred rights, but none of our obligations, and such rights will not be subject to any claims, defenses, or setoffs that you may have against us or any supplier.

5. Risk of Loss and Insurance: You shall bear all risk of Equipment loss or damage. If any such loss or damage occurs you still must satisfy all of your Lease obligations. You will (i) keep the Equipment insured against all risks of loss or damage for an amount equal to its replacement cost, (ii) list us as the insurance sole loss payee and (iii) give us written proof of the insurance. If you do not provide such insurance, we have the right, without obligation, to obtain such insurance and add an insurance fee (which may include a profit) to the amount due from you. We have no responsibility for any Equipment losses or injuries and you will reimburse us and defend us against any such claims, which obligation will survive Lease termination. You will obtain and maintain comprehensive public liability insurance naming us as an additional insured with coverages and amounts acceptable to us.

6. Taxes: You agree to pay when due, either directly or as reimbursement to us, all taxes (i.e., sales, use and personal property) and charges in connection with ownership and use of the Equipment. We may charge you a processing fee for administering property tax filings. You will indemnify us on an after-tax basis, on demand, against the loss or unavailability of any lessor-anticipated Equipment ownership tax benefits caused by any of your acts or omissions.

7. End of Lease: Unless you have a $1.00 purchase option, you will give us at least 90 days but not more than 180 days written notice (to our address below) before the initial Lease term (or any renewal term) expiration of your intention to purchase or return the Equipment, whereupon you may: a) purchase all, but not less than all, of the Equipment as indicated above or b) return it in good working condition at your cost how, when and where we direct. Any FMV purchase option amount will be determined by us based on the Equipment's in place value. If you don't notify us, or if you don't a) purchase or b) return the Equipment as provided herein, this Lease will automatically renew at the same payment amount for consecutive 180-day periods. If the equipment includes any Licensed Software you hereby agree to assign the related License Agreement to us without reservation of any rights by you. If the licensor's consent is required to properly assign the License to us, you will assist us in obtaining such consent.

8. Default and Remedies: You are in default on this Lease if: a) you fail to pay a Lease Payment or any other amount when due; or b) you breach any other obligation under the Lease or any other lease with us; or c) the Lessee principal owner or any Lease guarantor dies; or d) you or any guarantor becomes insolvent, merges, or is sold. Upon default, we may: a) declare the entire balance of unpaid Lease Payments for the full Lease term immediately due and payable; b) sue you for and receive the total amount due on the Lease plus the Equipment's anticipated end-of-Lease fair market value ("FMV") or fixed price purchase option (the "Residual") with future Lease payments and Residual discounted to the date of default at the lesser of the implicit rate of this Lease or the rate then available for U.S. Treasury Bills having an average life equal to the remaining term of this Lease, per year, plus reasonable collection and legal costs; c) charge you interest on all monies due at the rate of 18% from the date of default; d) require you to immediately return the Equipment to us or we may peaceably repossess it. Any return or repossession will not be considered a Lease termination or cancellation. If the Equipment is returned or repossessed we may sell or re-rent the Equipment at terms we determine, at one or more public or private sales, with or without notice to you, and apply the net proceeds (after deducting any related expenses) to your obligations. You remain liable for any deficiency with any excess being retained by us.

9. Miscellaneous: You acknowledge that, if you seek cost-based reimbursement under state, federal or other public health reimbursement programs for any items covered by this Agreement, it is your obligation to properly allocate the payments you make in your cost reports between the equipment, consumables and/or any services. Upon your written request, we will provide you with a detailed outline of the components of your payment(s). You agree the Lease is a Finance Lease as defined in Article 2A of the Uniform Commercial Code ("UCC"). You acknowledge we have given you the Equipment supplier's name. We hereby notify you that you may have rights under the supplier's contract and may contact the supplier for a description of these rights. This lease was made in Massachusetts ("MA"); is to be performed in MA and shall be governed and construed in accordance with the laws of MA. You consent to the non-exclusive jurisdiction, personal or otherwise, in any state or federal court in MA and waive trial by jury. You agree (i) to waive any and all rights and remedies granted to you under UCC Sections 2A-508 through 2A-522, (ii) that the Equipment will only be used for business purposes and not for personal, family or household use and (iii) that a facsimile copy of the Lease and each related document may be treated as an original and will be admissible as legal evidence thereof.

LESSEE SIGNATURE

You agree that this is a non-cancelable lease. The Equipment is: New

Signature X DocuSigned by: Ashley Sweat 1C62510044FE466	Date October 5, 2020
Title Owner	
Print Name Ashley Sweat	
Legal Name of Corporation Chattahoochee Physicians Laboratory Services LLC	

GUARANTY

I unconditionally guaranty prompt payment of all the Lessee's obligations. The Lessor is not required to proceed against the Lessee or the Equipment or enforce other remedies before proceeding against me. I waive notice of acceptance and all other notices or demands of any kind to which I may be entitled. I consent to any extensions or modification granted to the Lessee and the release and/or compromise of any obligations of the Lessee or any other guarantors without releasing me from my obligations. This is a continuing guaranty and will remain in effect in the event of my death and may be enforced by or for the benefit of any assignee or successor of the Lessor. **This guaranty is governed by and constituted in accordance with the Laws of the Commonwealth of Massachusetts and I consent to non-exclusive jurisdiction in any state or federal court in Massachusetts and waive trial by jury.**

Signature DocuSigned by: Ashley Sweat 1C62510044FE466	Date October 5, 2020
Ashley Sweat Print Name	

LESSOR

Thermo Fisher Financial Services, Inc.
Lease Processing Center, 168 Third Ave, Waltham MA 02451
PHONE: 800-986-9731 FAX: 800-952-4490

Commencement Date 12/7/2020	Lease Number 500-50165227
Accepted By DocuSigned by: Amy Callahan 62C204EB1EFF474	

ACCEPTANCE

The Equipment has been received, and installed and accepted for the purposes of this Lease. You agree that we may, at our discretion, confirm by telephone your acceptance of the equipment.

Signature DocuSigned by: Ashley Sweat	Date December 7, 2020
Print Name Ashley Sweat 1C62510044FE466	Title Owner

ThermoFisher SCIENTIFIC

Lease Agreement

CERTIFICATE OF INCUMBENCY

between : **Thermo Fisher Financial Services Inc.**, as Lessor
located at: 168 Third Avenue, Waltham, MA 02451
and **Chattahoochee Physicians Laboratory Services LLC**, as Lessee
located at: 1122 Cambridge Square, Alpharetta GA 30009
Lease Agreement No: 500-50165227 dated as of : October 5, 2020

The undersigned Officer of the Company certifies that as of and since the date first set forth above: (a) the signature appearing opposite the name of the below named officer is the genuine signature of such officer; and (b) such person has the power and authority to execute any and all documents on behalf of the Company relating to the above referenced transaction and to bind the Company to perform in accordance with the terms thereof.

NAME OF OFFICER	OFFICE	SIGNATURE OF OFFICER
X Ashley Sweat	X Owner	X DocuSigned by: Ashley Sweat 1B0251

IN WITNESS WHEREOF, the below named Officer of the Company has set their hand this 5th day of October

OFFICER'S COUNTERSIGNATURE:

X DocuSigned by: Danielle Bauer A7709750BFB1493...

Danielle Bauer Director Administrative Services

(Please print name and title)

ThermoFisher
SCIENTIFIC

The world leader in serving science

168 Third Avenue
Waltham, MA 02451
800-986-9731 (phone)
Return to: 800-952-4490 (fax) attn: Amy Callahan or email: amy.callahan@thermofisher.com

Request for Insurance

To Our Customer/Lessee: Chattahoochee Physicians Laboratory Services LLC

Please complete this letter and return it to us so we can submit it to your insurance company/agent and they can assist us in obtaining the necessary insurance coverage as required by your lease agreement.

Request for Insurance Coverage

Date: **10/2/2020**

Lease No: 500-50165227

INSURANCE AGENT INFORMATION	LESSEE INFORMATION
Name:____________________	Name: **Chattahoochee Physicians Laboratory Services LLC**
Address: ____________________	Address: 1122 Cambridge Square Alpharetta GA 30009
Policy Number________________	
Agent Email: tcannon@sspins.com	
Fax:____________________	
Phone: ____________________	Phone:

Dear Insurer:

We have recently signed a lease agreement with **Thermo Fisher Financial Services, Inc.; 168 Third Avenue, Waltham, MA 02451**. As part of that agreement, we have agreed to provide insurance for the following leased property:

KingFisher (5400630); IQOQ (A29084); QS12K TAC (4471089); IQOQ (4471981); AV (A34087); TRN00302.

S5 (A38194); Chef (4484177); Qubit (A45926); AV (A42904); Veriti (4375786); IQOQ (A29081); Freight.

which has a value of: $378,109.72

Please name "Thermo Fisher Financial Services, Inc. and its assigns" as additional insured and loss payee on all fire, extended coverage, vandalism and burglary/theft insurance as well as liability insurance for at least $500,000.00 combined single limit for bodily injury and property damage, and ensure that coverage exceeds the value named above. A loss payable endorsement to the benefit of Thermo Fisher Financial Services, Inc. and its assigns is required. A certificate of insurance noting the above, as well as the policy number, expiration date and a 30-day cancellation clause to Thermo Fisher Financial Services, Inc. and its assigns should be forwarded to them at the above address and fax number. In order for us to be in compliance with our lease, we request you to forward this information within the next ten days, along with a copy of this letter. Thank you.

Lease Agreement No: 500-50165227 dated October 5, 2020

LEASE AGREEMENT ADDENDUM

This Lease Agreement Addendum ("Addendum") is made part of and amends that certain Lease Agreement dated as of October 5, 2020 ("Agreement") by and between Thermo Fisher Financial Services Inc. ("Lessor") and Chattahoochee Physicians Laboratory Services LLC ("Lessee"). Unless otherwise defined herein, capitalized terms shall have the definition set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, intending to be legally bound and pursuant to the terms and conditions of the Agreement, it is hereby agreed as follows:

1. The following shall be added to the Agreement as an additional event of default: "Lessee shall be in default of the Agreement in the event Lessee revokes its authorization for direct debit such that Lessor may no longer direct debit Lessee's account for all payments owing under this Agreement."

2. It is expressly agreed by the parties that this Addendum is supplemental to the Agreement which is by reference made a part hereof and all the terms and conditions and provisions thereof, unless specifically modified herein, are to apply to this Addendum and are made a part of this Addendum as though they were expressly rewritten.

3. In the event of any conflict, inconsistency or incongruity between the provisions of this Addendum and any of the provisions of the Agreement, the provisions of this Addendum shall in all respects govern and control.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed on the dates set forth below.

Dated: October 5, 2020

LESSEE Chattahoochee Physicians Laboratory Services LLC
By: DocuSigned by: Ashley Sweat
Print name: Ashley Sweat
Title: Owner

Dated: 12/7/2020

LESSOR: Thermo Fisher Financial Services Inc
By: DocuSigned by: Amy Callahan
Print name: Amy Callahan
Title: Senior Manager, Sales Operations

Lease Agreement No: 500-50165227 dated October 5, 2020

Authorization Agreement for Pre-Authorized Payments

I (We) Chattahoochee Physicians Laboratory Services LLC hereby authorize Thermo Fisher Financial Services Inc., or its assigns (hereinafter "TFFS") to automatically initiate and make debit entries (charges) to our bank account (and for our bank to accept and post such debit entries) indicated below for the payment of all bills rendered to us by TFFS.

I (We) understand that TFFS may impose a fee in the event a debit entry is not paid by our bank.

This authority is to remain in effect until TFFS has received written notification from us of its termination at least thirty (30) days prior to the requested change.
Any erroneous or incorrect charge will be correct upon notification to TFFS. If corrections in the debit account are necessary, it may involve a credit or debit to my account.

Bank/Depository Name: Suntrust Bank

Bank Address: 736 Market Street

City: Chatanooga *State:* TN *Zip:* 37402

Bank Account #: 1000181693671

ABA # 061000104

Date: October 5, 2020

Signature: DocuSigned by: Ashley Sweat 1C8251004FE406...

ThermoFisher SCIENTIFIC

The world leader in serving science

168 Third Avenue
Waltham, MA 02451

INVOICE 001

Lessee Name: **Chattahoochee Physicians Laboratory Services LLC**
1122 Cambridge Square
Alpharetta, GA 30009

Remit To: **Thermo Fisher Financial Services, Inc.**
168 Third Avenue
Waltham, MA 02451

Date: 10/02/2020

**** Payment due up front with documentation($37,936.00 due at signing followed by $37,936.00 due net 60)***

BILLING EMAIL ADDRESS: dbauer@chattahoocheelabs.com

FEDERAL TAX ID: 477040526

Advance Payment	$75,622.00
Applicable Taxes	$0.00
Shipping	$0.00
Documentation Fee	$250.00
Total Amount Due	**$75,872.00**

Please upload copy of lease signor's driver's license.

**TAX EXEMPTION CERTIFICATE REQUIRED if sales tax is not paid on this invoice.*
If you do not opt for auto debit please remit payment by ACH or Wire:

US Customer Payment Information

Remit payment by ACH transfer (from a US bank*):
Thermo Fisher Financial Services, Inc.
Account #: 4426394927
Bank of America
PO Box 27025
Richmond, VA 23261
ABA #: 111 000 012 (preferred)
111 000 025 (will also work)

Remit payment by wire transfer (from a US bank*):
Thermo Fisher Financial Services, Inc.
Account #: 4426394927
Bank of America
100 West 33rd Street
New York, NY 10001 USA
ABA #: 026 009 593

Envelope Workflow

Step Number	Description	Completed By:
1-Sender	Send docs to customer.	DocuSigned by: Kelly Rogers 533572BA88DD488... October 2, 2020
Step 20	Countersign Contract	DocuSigned by: Amy Callahan 62C264EB1EFF474... October 13, 2020
Step 30	Send Lease Addendum or Review invoices and sends D&A to Customer.	DocuSigned by: Amy Callahan 62C264EB1EFF474... December 4, 2020
Step 40	Countersign documents and upload invoices, etc.	Upload supporting file(s): No